EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-134236, 333-38141, 333-60109, 333-87777, 333-40978, 333-67788, 333-98491, 333-110217, 333-128955, 033-94364, 033-59898, 333-38143, 333-50326, 033-38138, 333-58560, and 333-120721) pertaining to the Fremont General Corporation 2006 Performance Incentive Plan, the Fremont General Corporation 1997 Stock Plan, the Fremont General Corporation Non-Qualified Stock Option Plan of 1989, the Fremont General and Affiliated Companies Investment Incentive Plan, the Fremont General Corporation Supplemental Executive Retirement Plan, and the Fremont General Corporation Supplemental Executive Retirement Plan II, respectively, and the Registration Statement (Form S-8/S-3 No. 333-17525), as amended, pertaining to the Fremont General Corporation 1995 Restricted Stock Award Plan, of our report dated October 3, 2007, with respect to the consolidated financial statements as of December 31, 2006 and for the year then ended of Fremont General Corporation and subsidiaries, and our report dated October 3, 2007, with respect to management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Fremont General Corporation and subsidiaries as of December 31, 2006, all appearing in this Annual Report on Form 10-K of Fremont General Corporation and subsidiaries for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP
Newport Beach, California
October 3, 2007